THIRD AMENDMENT TO
                         CONNECTICUT NATURAL GAS CORPORATION
                                EMPLOYEE SAVINGS PLAN
                               (AS AMENDED AND RESTATED
                           EFFECTIVE AS OF JANUARY 1, 1989)



               The Connecticut Natural Gas Corporation Employee Savings

          Plan is hereby amended as follows:

               1.   The following new Section 7.08 is added to the Plan:

                    "7.08  (a)  During the period from December 6,
               1995 through December 22, 1995, Participants will be entitled to make an investment election under the Plan in addition to the one quarterly change allowed under the Plan. This election will not be counted as the once per quarter change for any Participant who has already executed his quarterly change or for any Participant who has not yet executed a change during that quarter.

                         (b)  Effective December 26, 1995, the "U.S.
               Government Income Trust Fund" investment option is eliminated. If any Participant who has elected to have amounts invested in such Fund does not affirmatively elect otherwise, such investment direction will be deemed to be a direction to invest in the Stable Value Fund, effective December 26, 1995, and the investment of any such amounts, and future contributions, if applicable, shall be invested instead in the Stable Value Fund."

               2.   Except as hereinabove modified and amended, the Amended

          and Restated Plan shall remain in full force and effect.

               IN WITNESS WHEREOF, the Company hereby executes this Third

          Amendment this 31st day of October, 1995.

          ATTEST:                       CONNECTICUT NATURAL GAS CORPORATION



          Mark Dudzik                   By: Frank Livingston
          --------------------------        ------------------------------
                                           Its Vice President